UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2014 (January 24, 2014)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 28, 2014, Electronics For Imaging, Inc. (the “Company”) announced its preliminary financial results for the fiscal quarter and year ended December 31, 2013. A copy of the press releases relating to the foregoing is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On January 24, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the EFI 2014 Section 16 Officer—Executive Performance Bonus Program (the “Program”), which is a performance-based equity and cash bonus program applicable to the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, Guy Gecht, Marc Olin and David Reeder (each, an “Executive Officer” and together, the “Executive Officers”). For the year ending December 31, 2014, subject to the achievement by the Company of certain financial performance objectives, each Executive Officer is eligible to receive an equity bonus up to a target equity bonus amount based on a percentage of such Executive Officer’s current annual base salary and is provided with an opportunity to receive an additional cash bonus up to the target cash bonus amount if the Company achieves results above the Company’s 2014 operating plan approved by the Board of Directors (“2014 Operating Plan”) on January 24, 2014. Each of the 2014 equity bonus target amount and cash bonus target amount of Messrs. Gecht, Olin and Reeder is set forth in the table below:

Name	Target Bonus as a Percentage of Annual Base Salary	Target Amount for Each of Equity and Cash Bonuses
Guy Gecht	105%	$651,000
Marc Olin	70%	$217,000
David Reeder	70%	$245,000

Mr. Gecht’s annual base salary of $620,000 salary remains unchanged from 2013. Mr. Olin served as Interim Chief Financial Officer of the Company for four months in 2013 and currently serves as its Chief Operating Officer with an annual base salary of $310,000. Mr. Reeder joined the Company as its Chief Financial Officer in January 2014 with an annual base salary of $350,000.

For 2014, 50% of each Executive Officer’s 2014 performance-based equity and cash bonus will be based on the achievement of targets, set by the Compensation Committee, relating to the Company’s non-GAAP operating income and the other 50% will be based on the achievement of Company revenue targets, subject in each case to the Company’s achieving a minimum threshold for non-GAAP operating income determined by the Compensation Committee. However, the financial targets applicable to the cash bonus opportunity are higher than the financial targets applicable to the equity bonus opportunity and will be paid only if the Company achieves results significantly above both the revenue and non-GAAP operating income targets in the 2014 Operating Plan.

In execution of the equity bonus component of the Program, on January 24, 2014, the Compensation Committee approved the grants of performance-based restricted stock unit awards to the Executive Officers under the Company’s 2009 Equity Incentive Award Plan, as amended, with a grant date of January 24, 2014, with the aggregate number of units subject to each Executive Officer’s awards being determined by dividing the Executive Officer’s target equity bonus by the closing price of the Company’s common stock on January 17, 2014. The awards will vest in full or on pro-rata basis, if and as applicable, following confirmation by the Compensation Committee that the vesting conditions described above for these awards have been satisfied.

The text of the Program is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description is qualified in its entirety by reference to Exhibit 10.1.

On January 27, 2014, Mr. Gecht and the Company entered into an employment agreement (the “Current Employment Agreement”) that supercedes the employment agreement (the “2006 Employment Agreement”) dated August 6, 2006 between Mr. Gecht and the Company. In general, the Current Employment Agreement does not change the compensation, severance benefits or other terms of Mr. Gecht’s employment with the Company. Mr. Gecht and the Company agreed to enter into the Current Employment Agreement in order to eliminate certain rights to tax gross-up payments that Mr. Gecht had under the 2006 Employment Agreement and to update Mr. Gecht’s agreement to be on the same form as the Company’s other agreements with its executive officers.

The Current Agreement provides that Mr. Gecht’s employment with the Company is at-will and has a one-year term, with automatic one-year renewals unless either party provides notice the term will not be extended. The Current Agreement provides that Mr. Gecht will receive an annual base salary and will participate in the Company’s annual management bonus program and other benefit programs provided to management. The Current Agreement provides that, if the Company terminates Mr. Gecht’s employment without cause or Mr. Gecht voluntarily terminates his employment for good reason, he will be paid a severance benefit equal to 24 months of his base salary, as well as an annual bonus for the year in which the termination occurs (pro-rated for the portion of the year he was actually employed by the Company), and he will be entitled to six months of additional vesting for his Company equity awards that are subject to time-based vesting requirements, any unvested Company equity awards that vest based on the Company’s stock price will remain outstanding and will vest if the applicable performance condition(s) are satisfied in the six-month period following the termination of employment, and any other performance-based vesting Company equity awards granted to Mr. Gecht will vest (if the applicable performance condition(s) are satisfied following the termination of employment) on a pro-rated basis. The Current Agreement also provides that if such a termination of Mr. Gecht’s employment occurs within 24 months following certain change in control events involving the Company, Mr. Gecht will instead be paid a severance benefit equal to 36 months of his base salary and his target annual bonus for the year in which the termination occurs, and his Company equity awards will vest in full. In any such circumstances, Mr. Gecht’s severance benefits would be subject to his providing a release of claims to the Company.

The text of the Current Agreement is attached as Exhibit 10.2 and is incorporated by reference herein. The foregoing description is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	EFI Section 16 2014 – Executive Team Bonus Program

10.2	Employment Agreement Effective January 27, 2014 by and between the Company and Guy Gecht

99.1	Press Release dated January 28, 2014 – EFI Reports Fourth Quarter and Full Year 2013 Results

The information included in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2014	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Officer, President

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 28, 2014

Exhibit No.	Description

10.1	EFI 2014 Section 16 Officer—2014 Executive Team Bonus Program

10.2	Employment Agreement Effective January 27, 2014 by and between the Company and Guy Gecht

99.1	Press Release dated January 28, 2014 — EFI Reports Fourth Quarter and Full Year 2013 Results